Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of May 30, 2026, is entered into by and between HIGHTIDE ENERGY, INC. D/B/A ACCELEVATE SOLUTIONS, a Delaware corporation (the “Company”) and BRAND ENGAGEMENT NETWORK, INC., a Delaware corporation (the “Investor”).

Recitals

WHEREAS, the Company has authorized the issuance by the Company of 243,309 shares (the “Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), with the rights, preferences, powers, restrictions, and limitations set forth in the certificate of incorporation of the Company (the “Charter”), and a warrant exercisable for 243,309 shares of Common Stock for one (1) year from date of issuance (the “Warrant”); and

WHEREAS, in connection with (i)the Initial Investment (as defined herein), (ii) that certain Reseller Agreement, dated as of May 7, 2026, by and between Grupo SKYE, S.A. de C.V. and the Company, (iii) that certain Amendment to Reseller Agreement, dated as of March 5, 2026, by and between Skye Africa Intelligence, Pty Ltd, Skye AI USA, LLC, and Investor, and (iv) that certain letter agreement, dated April 21, 2026, by and between the Company and Investor, the Company wishes to sell to Investor, and Investor wishes to purchase from the Company, the Shares, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

The following terms have the meanings specified or referred to in this ARTICLE I:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature, civil, criminal, administrative, regulatory, or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Audited Financial Statements” has the meaning set forth in Section 3.05.

“Balance Sheet” has the meaning set forth in Section 3.05.

“Balance Sheet Date” has the meaning set forth in Section 3.05.

“Business Day” means any day except Saturday, Sunday, or any other day on which commercial banks located in Delaware are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the Preamble.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

“Charter” has the meaning set forth in the Recitals.

“Closing” has the meaning set forth in Section 2.04.

“Closing Date” has the meaning set forth in Section 2.04.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in Section 3.02(a).

“Company” has the meaning set forth in the Preamble.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, loans, commitments, undertakings, indentures, joint ventures, and all other agreements, commitments, and legally binding arrangements, whether written or oral.

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company and Investor concurrently with the execution and delivery of this Agreement.

“Dollars” or “$” means the lawful currency of the United States.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification, and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

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“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal, or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision, or other action required under or issued, granted, given, authorized by, or made pursuant to Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Person, any other Person that, together with such first Person, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Financial Statements” has the meaning set forth in Section 3.05.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local, or foreign government, or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of Law), or any arbitrator, court, or tribunal of competent jurisdiction.

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“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Interim Balance Sheet” has the meaning set forth in Section 3.05.

“Interim Balance Sheet Date” has the meaning set forth in Section 3.05.

“Interim Financial Statements” has the meaning set forth in Section 3.05.

“Investor” has the meaning set forth in the Preamble.

“Investor Indemnitees” has the meaning set forth in Section 7.02.

“Knowledge of the Company or the Company’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of any director or officer of the Company, after due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement, or rule of law of any Governmental Authority.

“Liabilities” has the meaning set forth in Section 3.06.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, that “Losses” shall not include punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

“Material Adverse Effect” means any event, occurrence, fact, condition, or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise), or assets of the Company.

“Material Contracts” has the meaning set forth in Section 3.08(a).

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“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances, and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

“Preferred Stock” has the meaning set forth in the Recitals.

“Purchase Price” has the meaning set forth in Section 2.01.

“Real Property” means the real property owned, leased, or subleased by the Company, together with all buildings, structures and facilities located thereon.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing, or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface, or subsurface strata or within any building, structure, facility, or fixture).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person.

“Shares” has the meaning set forth in the Recitals.

“Stockholders Agreement” means the Stockholders Agreement, dated as of the Closing Date, by and the Company and the Investor, as such agreement may be amended, restated, or modified from time to time.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement, or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means this Agreement, the Stockholders Agreement, and any other ancillary transaction document executed pursuant to this Agreement.

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local, and foreign laws related to plant closings, relocations, mass layoffs, and employment losses.

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ARTICLE II

Purchase and Sale

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, the Company shall sell to Investor, and Investor shall purchase from the Company, 243,309 shares of Common Stock at a price per share of $4.11 and a warrant to purchase 243,309 shares of Common Stock, exercisable for a period of one (1) year at a price per share of $4.11, at an aggregate purchase price of $1,000,000.00 (the “Purchase Price”).

Section 2.02 Transactions Effected at the Closing.

(a) Company and Investor acknowledge and agree that Investor has paid to Company $250,101.00 of the Purchase Price simultaneously with the signing of the letter of intent, dated as of April 22, 2026 (the “Initial Investment”). The subscription agreement relating to the Initial Investment erroneously had the price per share at $5.01. The Company acknowledges and agrees that the price per share is $4.11 to be applied to the total Purchase Price.

(b) At the Closing, Investor shall deliver to the Company:

(i) $749,899.00 by wire transfer of immediately available funds to an account of the Company designated in writing by the Company to Investor; and

(ii) the Transaction Documents and all other agreements, documents, instruments, or certificates required to be delivered by Investor at or prior to the Closing pursuant to Section 5.03 of this Agreement.

(c) At the Closing, the Company shall deliver to Investor:

(i)	stock certificates evidencing the Shares;

(ii)	warrant certificates evidencing the Warrants; and

(iii)	the Transaction Documents and all other agreements, documents, instruments, or certificates required to be delivered by the Company at or prior to the Closing pursuant to Section 5.02 of this Agreement.

Section 2.03 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the “Closing”) to be held remotely by electronic mail or facsimile, or as the Company and Investor may otherwise mutually agree orally or in writing (the day on which the Closing takes place, the “Closing Date”).

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ARTICLE III

Representations and Warranties of the Company

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, the Company represents and warrants to Investor that the statements contained in this ARTICLE III are true and correct as of the date hereof.

Section 3.01 Organization, Qualification and Authority of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the state of Delaware and has full corporate power and authority to (a) enter into this Agreement and the other Transaction Documents to which the Company is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby and (b) own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it has been and is currently conducted. Section 3.01 of the Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. The execution and delivery by the Company of this Agreement and any other Transaction Document to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution, and delivery by Investor) this Agreement constitutes a legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms. When each other Transaction Document to which the Company is or will be a party has been duly executed and delivered by the Company (assuming due authorization, execution, and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of the Company enforceable against it in accordance with its terms.

Section 3.02 Capitalization.

(a) As set forth on Section 3.02(a) of the Disclosure Schedules, the authorized capital stock of the Company as of immediately following the Closing after giving effect to the transactions contemplated by this Agreement consists of                                of common stock, par value $0.001 (“Common Stock”), of which                                are issued and outstanding on a fully-diluted, as converted and as exercised basis.

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(b) As of immediately following the Closing after giving effect to the transactions contemplated by this Agreement, (i) all of the issued and outstanding shares of capital stock of the Company will have been duly authorized, validly issued, fully paid, and non-assessable, and will be owned of record and beneficially as set forth on Section 3.02(a) of the Disclosure Schedules, (ii) all of the issued and outstanding shares of capital stock of the Company will have been issued in compliance with all applicable federal and state securities Laws, (iii) none of the issued and outstanding shares of capital stock of the Company will have been issued in violation of any agreement, arrangement, or commitment to which the Company or any of its Affiliates is a party or is subject to or in violation of any preemptive or similar rights of any Person, and (iv) all of the Shares will have the rights, preferences, powers, restrictions, and limitations set forth in the Charter and under the Delaware General Corporation Law. The shares of Common Stock issuable upon conversion of the Shares in accordance with the Charter have been duly reserved for issuance and, upon such issuance, such shares of Common Stock will be (x) duly authorized, validly issued, fully paid, and non-assessable and (y) issued in compliance with applicable all federal and state securities Laws.

(c) Section 3.02(c) of the Disclosure Schedules also sets forth, as of immediately following the Closing after giving effect to the transactions contemplated by this Agreement, all outstanding or authorized warrants, convertible securities, or other rights, agreements, arrangements, or commitments of any character relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other interest in, the Company, in each case, including the number and kind of securities reserved for issuance on exercise or conversion of any such securities or other rights, the exercise or conversion price of any such securities or other rights, and any applicable vesting schedule for any such securities or other rights. Except as set forth on Section 3.02(c) of the Disclosure Schedules, the Company does not have outstanding, authorized, or in effect any stock appreciation, phantom stock, profit participation, or similar rights. Except as set forth on Section 3.02(c) of the Disclosure Schedules, there are no voting trusts, stockholder agreements, proxies, or other agreements, understandings, or obligations in effect with respect to the voting, transfer or sale (including any rights of first refusal, rights of first offer, or drag-along rights), issuance (including any pre-emptive or anti-dilution rights), redemption or repurchase (including any put or call or buy-sell rights), or registration (including any related lock-up or market standoff agreements) of any shares of capital stock or other securities of the Company.

Section 3.03 No Subsidiaries. The Company does not, directly or indirectly, own, control, or have any interest in any shares or other ownership interest in any other Person.

Section 3.04 No Conflicts; Consents. The execution, delivery, and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws, or other organizational documents of the Company; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Company; (c) require the consent or waiver of, notice to, or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, or cancel any Contract to which the Company is a party or by which the Company is bound or to which any of its properties and assets are subject (including any Material Contract) or any Permit affecting the properties, assets, or business of the Company; or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of the Company. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

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Section 3.05 Financial Statements; Projections; Budget.

(a) Complete copies of the Company’s audited financial statements consisting of the balance sheet of the Company as at December 31 in each of the years 2025, 2024, and 2023 and the related statements of income and retained earnings, stockholders’ equity, and cash flow for the years then ended (the “Audited Financial Statements”), and unaudited financial statements consisting of the balance sheet of the Company as of March 31, 2026 and the related statements of income and retained earnings, stockholders’ equity, and cash flow for the three-month period then ended (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Audited Financial Statements). The Financial Statements are based on the books and records of the Company, and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The audited balance sheet of the Company as of December 31, 2025is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the balance sheet of the Company as of March 31, 2026 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date”. The Company maintains a standard system of accounting established and administered in accordance with GAAP.

(b) The projections of the Company that have been delivered to Investor are a true and complete copy of the latest projected statements of operating revenue, income, and cash flows of the Company for the fiscal years ending December 31, 2025, 2024 and 2023. Such projections (i) were based on the assumptions set forth therein which were reasonable and fair at the time they were made, and which continue to be reasonable and fair as of the Closing, and (ii) are reasonable estimates of the Company’s financial performance for the periods indicated therein in light of the assumptions made.

(c) The budget presented and delivered by Company to Investor has not materially changed since such presentation and delivery.

Section 3.06 Undisclosed Liabilities. Except as set forth on Section 3.06 of the Disclosure Schedule, the Company has no liabilities, obligations, or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, or otherwise (“Liabilities”), except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

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Section 3.07 Absence of Certain Changes, Events, and Conditions. Since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Company, any:

(a) event, occurrence, or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) amendment of the charter, by-laws, or other organizational documents of the Company;

(c) split, combination, or reclassification of any shares of its capital stock;

(d) issuance, sale, or other disposition of any of its capital stock, or grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

(e) declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase, or acquisition of its capital stock;

(f) change in any method of accounting or accounting practice of the Company, except as required by GAAP or as disclosed in the notes to the Financial Statements;

(g) incurrence, assumption, or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;

(h) transfer, assignment, sale, or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation, discharge, or payment of any debts, liens, or entitlements;

(i) any capital investment in, or any loan to, any other Person;

(j) any capital investment or other funding from any other Person;

(k) acceleration, termination, material modification or amendment to, or cancellation of any material contract (including, but not limited to, any Material Contract) to which the Company is a party or by which it is bound;

(l) any material capital expenditures;

(m) imposition of any Encumbrance upon any of the Company properties, capital stock, or assets, tangible or intangible;

(n) adoption, modification, or termination of any: (i) material employment, severance, retention, or other agreement with any current or former employee, officer, director, independent contractor, or consultant, (ii) Benefit Plan, or (iii) collective bargaining or other agreement with a Union, in each case whether written or oral;

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(o) any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders, directors, officers, and employees;

(p) entry into a new line of business or abandonment or discontinuance of existing lines of business;

(q) adoption of any plan of merger, consolidation, reorganization, liquidation, or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(r) acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof; or

(s) any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.08 Material Contracts.

(a) Section 3.08(a) of the Disclosure Schedules lists each of the following Contracts of the Company (such Contracts, together with all Contracts concerning the occupancy, management, or operation of any Real Property (including without limitation, brokerage contracts) and all Contracts relating to Intellectual Property, being “Material Contracts”):

(i) each Contract of the Company involving aggregate consideration in excess of $50,000.00 and which, in each case, cannot be cancelled by the Company without penalty or without more than 90 days’ notice;

(ii) all Contracts that require the Company to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;

(iii) all Contracts that provide for the indemnification by the Company of any Person or the assumption of any Tax, environmental, or other Liability of any Person;

(iv) all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person, or any real property (whether by merger, sale of stock, sale of assets, or otherwise);

(v) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting, and advertising Contracts to which the Company is a party;

(vi) all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party and which are not cancellable without material penalty or without more than 90 days’ notice;

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(vii) except for Contracts relating to trade receivables, all Contracts relating to indebtedness (including, without limitation, guarantees) of the Company;

(viii) all Contracts with any Governmental Authority to which the Company is a party;

(ix) all Contracts that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

(x) any Contracts to which the Company is a party that provide for any joint venture, partnership, or similar arrangement by the Company;

(xi) all collective bargaining agreements or Contracts with any Union to which the Company is a party; and

(xii) any other Contract that is material to the Company and not previously disclosed pursuant to this Section 3.08.

(b) Each Material Contract is valid and binding on the Company in accordance with its terms and is in full force and effect. None of the Company or, to the Company’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments, and supplements thereto, and waivers thereunder) have been made available to Investor.

Section 3.09 Legal Proceedings; Governmental Orders.

(a) There are no Actions pending or, to the Company’s Knowledge, threatened against or by the Company affecting any of its properties or assets (or by or against the Company or any Affiliate thereof and relating to the Company).

(b) There are no outstanding Governmental Orders and no unsatisfied judgments, penalties, or awards against or affecting the Company or any of its properties or assets.

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Section 3.10 Compliance With Laws; Permits.

(a) The Company has complied, and is now complying, with all Laws applicable to it or its business, properties, or assets.

(b) All Permits required for the Company to conduct its business have been obtained by it and are valid and in full force and effect.

Section 3.11 Taxes.

(a) The Company has timely filed all Tax Returns that it was required to file. All such Tax Returns were complete and correct in all respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been timely paid.

(b) The Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder, or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company.

(d) All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid.

(e) The Company is not a party to any Action by any taxing authority. There are no pending or threatened Actions by any taxing authority.

(f) The Company has delivered to Investor copies of all federal, state, local, and foreign income, franchise, and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Company for all Tax periods ending after December 31, 2025.

(g) The Company has not been a member of an affiliated, combined, consolidated, or unitary Tax group for Tax purposes. The Company has no Liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local, or foreign Law), as transferee or successor, by contract or otherwise.

Section 3.12 Books and Records. The minute books and stock record books of the Company, all of which have been made available to Investor, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings, and actions taken by written consent of, the stockholders, the board of directors and any committees of the board of directors of the Company, and no meeting, or action taken by written consent, of any such stockholders, board of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.

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Section 3.13 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Company.

Section 3.14 Transactions With Affiliates. There are no Contracts or other transactions between or among the Company, on the one hand, and any officer, director, present or former stockholder (including any spouse, parent, sibling, descendants (including adoptive relationships and stepchildren) of any such natural persons, or trust or other entity in which any such natural persons or such other individuals owns or otherwise holds any beneficial interest) or Affiliate of the Company, on the other hand.

Section 3.15 Foreign Corrupt Practices Act Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including, without limitation, any director, officer, agent, employee, or Affiliate of the Company has (a) used any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity or to influence official action; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; or (d) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company has instituted and maintains policies and procedures designed to ensure compliance therewith.

Section 3.16 Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Investor pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV

Representations and Warranties of Investor

Investor represents and warrants to the Company that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of Investor. Investor is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware. Investor has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Investor is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Investor of this Agreement and any other Transaction Document to which Investor is a party, the performance by Investor of its obligations hereunder and thereunder and the consummation by Investor of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Investor. This Agreement has been duly executed and delivered by Investor, and (assuming due authorization, execution, and delivery by the Company) this Agreement constitutes a legal, valid, and binding obligation of Investor enforceable against Investor in accordance with its terms. When each other Transaction Document to which Investor is or will be a party has been duly executed and delivered by Investor (assuming due authorization, execution, and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Investor enforceable against it in accordance with its terms.

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Section 4.02 No Conflicts; Consents. The execution, delivery, and performance by Investor of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws, or other organizational documents of Investor; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Investor; or (c) require the consent, notice, or other action by any Person under any Contract to which Investor is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Investor in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.03 Investment Purpose. Investor is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Investor acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 4.04 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Investor.

ARTICLE V

Conditions to closing

Section 5.01 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) No Governmental Authority shall have enacted, issued, promulgated, enforced, or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining, or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

Section 5.02 Conditions to Obligations of Investor. The obligations of Investor to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Investor’s waiver, at or prior to the Closing, of each of the following conditions:

(a) All approvals, consents, filings, and waivers that are listed on Section 3.04 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Investor at or prior to the Closing.

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(b) This Agreement and each of the other Transaction Documents shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Investor.

(c) Investor shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying:

(i) that attached thereto are true and complete copies of all resolutions and other consents adopted by the board of directors and stockholders of the Company authorizing and approving the execution, delivery, filing, and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions and consents are in full force and effect as of the Closing and are all the resolutions and consents adopted in connection with the transactions contemplated hereby and thereby;

(ii) that attached thereto are true and complete copies of the certificate of incorporation and by-laws of the Company and that such organizational documents are in full force and effect as of the Closing; and

(iii) the names and signatures of the officers of the Company authorized to sign this Agreement, the Transaction Documents, and the other documents to be delivered hereunder and thereunder.

(d) The Company shall have delivered to Investor (i) a good standing certificate (or its equivalent) for the Company from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Company is organized and (ii) a foreign qualification certificate (or its equivalent) for the Company from the secretary of state or similar Governmental Authority of each jurisdiction in which the Company has qualified, or is required to qualify, to do business as a foreign corporation.

(e) The Company shall have delivered, or caused to be delivered, to Investor each of the following, each in form and substance satisfactory to Investor:

(i) stock certificates evidencing the Shares;

(ii) an opinion of legal counsel to the Company, dated as of the Closing Date;

(iii) such other documents or instruments as Investor reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(f) The Company shall have fully complied with, or obtained appropriate consents or waivers with respect to, its obligations under each of the agreements or other documents identified on Section 3.02(c) of the Disclosure Schedules, including with respect to any outstanding rights of first refusal, rights of first offer, pre-emptive rights or anti-dilution rights, or redemption or repurchase rights.

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Section 5.03 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Company’s waiver, at or prior to the Closing, of each of the following conditions:

(a) This Agreement and each of the other Transaction Documents shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to the Company.

(b) The Company shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Investor certifying the names and signatures of the officers of Investor authorized to sign this Agreement, the Transaction Documents, and the other documents to be delivered hereunder and thereunder.

(c) Investor shall have delivered to the Company cash in an amount equal to the Purchase Price by wire transfer in immediately available funds, to an account or accounts designated in writing by the Company to Investor.

ARTICLE VI

Covenants

Section 6.01 Affirmative Covenants. Unless the Company has received the prior written consent or waiver of the Investor, the Company shall be subject to each of the following covenants:

(a) The Company shall at all times maintain (i) under the Laws of the state of Delaware its valid corporate existence and good standing, (ii) its due license and qualification to do business and good standing in each jurisdiction set forth on Section 3.01 of the Disclosure Schedules and, following the date of this Agreement, each other jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary and (iii) all Permits necessary to the conduct of its businesses.

(b) The Company shall comply with all Laws applicable to it or its business, properties, or assets, the violation of which would reasonably be expected to have a Material Adverse Effect.

(c) The Company shall comply with all contractual obligations as such obligations become due to the extent to which the failure to so comply with such other contractual obligations would reasonably be expected to have a Material Adverse Effect, unless and to the extent such obligations are being contested in good faith by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books and financial statements of the Company for such obligations.

(d) The Company shall pay and discharge all Taxes due and owing by the Company before the same becomes delinquent and before penalties accrue thereon, unless and to the extent such Taxes are being contested in good faith by appropriate procedures and adequate accruals or reserves (as determined in accordance with GAAP) have been established on the books and financial statements of the Company for such Taxes.

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(e) The Company shall pay when due all transfer, documentary, sales, use, stamp, registration, value added, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer Tax, and any other similar Tax). Company shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Investor shall cooperate with respect thereto as necessary).

(f) The Company shall pay and discharge all claims for labor, material, and supplies which, if unpaid and delinquent, would become under applicable Law a Lien upon property of the Company, unless and to the extent such claims are being contested in good faith by appropriate procedures and adequate accruals or reserves (as determined in accordance with GAAP) have been established on the books and financial statements of the Company for such claims.

(g) The Company shall maintain and keep its properties and assets in good repair, working order, and condition, ordinary wear and tear excepted.

(h) The Company shall maintain with financially sound and reputable insurance companies (i) property and casualty and other insurance covering risks and hazards of such types and in such amounts as are required by Law or customary for adequately-insured companies of similar size engaged in similar industries and lines of business, and (ii) directors and officers liability insurance on terms and conditions satisfactory in all material respects to Investor.

(i) The Company shall keep adequate books, accounts, and records in accordance with past custom and practice as used in the preparation of the Financial Statements, which books, accounts, and records shall fairly present the financial condition and results of operations of the Company.

(j) The Company shall (i) own, exclusively or jointly with other Persons, all right, title, and interest in and to, or have a valid license for, and shall maintain all intellectual property necessary to the conduct of its business, free and clear of Encumbrances, (ii) enter into and maintain in full force and effect binding, written agreements with every current and former employee of the Company, and with every current and former independent contractor, whereby such employees and independent contractors (A) assign to the Company any ownership interest and right they may have in any intellectual property created during their engagement with the Company and (B) acknowledge the Company’s exclusive ownership of all intellectual property owned by the Company, and (iii) remain in full compliance with all legal requirements applicable to intellectual property owned by the Company and the Company’s ownership and use thereof.

(k) The Company shall perform and observe all of its obligations and covenants set forth in each of the Transaction Documents.

Section 6.02 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

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ARTICLE VII

Indemnification

Section 7.01 Survival. The representations and warranties, covenants, and agreements contained herein shall survive the Closing and shall remain in full force and effect following the Closing Date.

Section 7.02 Indemnification By Company. Subject to the other terms and conditions of this ARTICLE VII, the Company shall indemnify and defend each of Investor and its Affiliates and their respective Representatives (collectively, the “Investor Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Investor Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Company pursuant to this Agreement; or

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by the Company pursuant to this Agreement.

Section 7.03 Payments. Once a Loss is agreed to by the Company or finally adjudicated to be payable pursuant to this ARTICLE VII, the Company shall satisfy its obligations within 15 Business Days of such agreement or final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Company not make full payment of any such obligations within such 15 Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Company or final, non-appealable adjudication to including the date such payment has been made at a rate per annum equal to 7% or the highest percentage allowed under applicable law. Such interest shall be calculated daily on the basis of a 365-day year and the actual number of days elapsed.

Section 7.04 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 7.05 Effect of Investigation. Neither the representations, warranties, and covenants of the Company, nor the right to indemnification of any Investor Indemnitee making a claim under this ARTICLE VII with respect thereto, shall be affected or deemed waived by reason of any investigation made by or on behalf of an Investor Indemnitee (including by any of its Representatives) or by reason of the fact that an Investor Indemnitee or any of its Representatives knew or should have known that any such representation or warranty is, was, or might be inaccurate or by reason of an Investor Indemnitee’s waiver of any condition set forth in Section 5.02.

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Section 7.06 Exclusive Remedies. Subject to Section 8.12, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity, or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement, or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this ARTICLE VII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims, and causes of action for any breach of any representation, warranty, covenant, agreement, or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates, and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this ARTICLE VII. Nothing in this Section 7.06 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal, or intentional misconduct.

ARTICLE VIII

 Miscellaneous

Section 8.01 Public Announcements. The Company shall not issue any press release or make any other public announcement or disclosure with respect to this Agreement and the transactions contemplated herein without the prior written consent of the Investor, except for any press release, public announcement, or other public disclosure that is required by applicable law or governmental regulations or by order of a court of competent jurisdiction. Prior to making any such required disclosure the Company shall have given written notice to Investor describing in reasonable detail the proposed content of such disclosure and shall permit Investor to review and comment upon the form and substance of such disclosure.

Section 8.02 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 8.03 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.03):

If to the Company:	4343 N Scottsdale Rd. Ste 150 Email: cm@accelevatesolutions.com Attention: Carolyn Maury

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with a copy to:	N/A Email: N/A Attention: N/A

If to Investor:	Brand Engagement Network, Inc. 300 Delaware Avenue Suite 210 Wilmington, Delaware 19801 Email: legal@beninc.ai Attention: James Henderson
with a copy to:	Buchalter LLP 1 Music Circle South Suite 300 Nashville, TN 37203 Attn: Peter Hogan, Esq. Email: phogan@buchalter.com

Section 8.04 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules, and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 8.05 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.06 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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Section 8.07 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits, and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 8.08 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.09 No Third-Party Beneficiaries. Except as provided in ARTICLE VII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.10 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 8.11 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

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(b) ANY LEGAL SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION, OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE, OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION, OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION, OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11(c).

Section 8.12 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 8.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

HIGHTIDE ENERGY, INC. D/B/A ACCELEVATE SOLUTIONS

By
Name:	Charles L Maury
Title:	CEO

BRAND ENGAGEMENT NETWORK INC.

By
Name:
Title:

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